Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Bridge Private Lending, LP
4639 Falls Road, Suite 2
Baltimore, Maryland 21209

We hereby consent to the incorporation by reference in the prospectus constituting a part of this Registration Statement on Form S-11, as amended, of Bridge Private Lending, LP of our report dated September 17, 2010 relating to the consolidated financial statements of Bridge Private Lending, LP and its predecessor, Bridge Private Lending, LLC, which appears in such prospectus. We also consent to the references to us under the heading “Experts” in such prospectus.

/s/ Stegman & Company

Baltimore, Maryland
November 4, 2010